                                                                  EXECUTION COPY
                         SECURITIES PURCHASE AGREEMENT
                         -----------------------------

      THIS SECURITIES PURCHASE AGREEMENT (the "Agreement"), is dated as of
                                               ---------
November 27, 1996, by and among each of the undersigned securityholders (individually, a "Securityholder" and collectively, the "Securityholders") of
                  --------------                         ---------------
Central Tractor Farm & Country, Inc., a Delaware corporation ("Company"), J.W.
                                                               -------
Childs Equity Partners, L.P., a Delaware limited partnership ("Childs"), and JWC
                                                               ------
Acquisition I, Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of Childs ("Acquiror").
                       --------

                                    RECITALS

     A. Each Securityholder is the beneficial and record owner of the number of shares, if any, of common stock, par value $.01 per share, of Company ("Company
                                                                        -------
Common Stock") and Company option securities ("Company Option Securities") set
------------                                   -------------------------
forth opposite such Securityholder's name on Schedule A hereto.
                                             ----------

     B. Each Securityholder is the beneficial and record owner of Company Convertible Securities, if any, and Company Option Securities, if any, (which under existing circumstances may be converted into or exercised for the number of shares of Company Common Stock set forth opposite each such Securityholder's name on Schedule A hereto) set forth opposite such Securityholder's name on
        ----------
Schedule A hereto.
----------

     C.  Securityholders desire to sell and transfer (the "Disposition"), and
                                                           -----------
Acquiror desires to purchase, all shares of Company Common Stock and Company Option Securities beneficially owned by Securityholders for $14.00 per share, on the terms and conditions set forth in this Agreement.

     D. Childs, Acquiror, JWC Holdings I, Inc., a Delaware corporation and a subsidiary of Childs ("Acquiror Parent"), and Company have concurrently herewith
                       ---------------
entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant
                                                   ----------------
to which (i) Acquiror has agreed to pay $14.25 per share (the "Merger Price")
                                                               ------------
for all the issued and outstanding shares of Company Common Stock, excluding the Disposition Shares (as defined herein) being sold pursuant to this Agreement, and (ii) Acquiror will be merged with and into Company (the "Merger"), with
                                                             ------
Company continuing as the surviving corporation.

     E. In consideration for the agreements contained herein, prior to the date hereof, and prior to the time at and date on which Childs, Acquiror Parent or Acquiror became an "interested stockholder" for purposes of Section 203 of the DGCL, the board of the directors of the Company has approved the agreements of the Securityholders provided in this Agreement.

     F. In order to induce Childs, Acquiror Parent and Acquiror to enter into the Merger Agreement, the Securityholders wish to make certain representations, warranties, covenants and agreements in connection with the Merger.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                   ---------

                                  DEFINITIONS

     1.1  Definitions.  Terms defined in the singular shall have a comparable
          -----------
meaning when used in the plural, and vice versa.  The reference to any gender
                                     ----------
shall be deemed to include all genders. Capitalized terms used herein (including in the recitals) but not otherwise defined herein shall have the respective meanings ascribed thereto in the Merger Agreement. The following terms shall have the following meanings:

          "beneficially own" shall have the meaning set forth in Rule 13d-3
           ----------------
     under the Securities Exchange Act of 1934, as amended.

          "Representatives" shall have the meaning set forth in Section 3.4.
           ---------------

          "Topping Fee" means, a fee payable by Childs to the Securityholders,
           -----------
     which shall be pro rata in accordance with the number of Disposition Shares (as defined in Section 2.1) acquired from each Securityholder pursuant to this Agreement, as an addition to the Aggregate Purchase Price (as defined in Section 2.2(b) hereof), equal to (x) 50% of the excess, if any, of any cash or non-cash consideration received by Childs, Acquiror or any of their Affiliates in connection with a Topping Fee Event, over the aggregate consideration which would have been payable to the Securityholders in respect of the Disposition Shares (calculated using the $14.25 per share Merger Price); provided that, (i) if the consideration received by Childs or Acquiror or such Affiliates shall be securities listed on a national securities exchange or traded on the NASDAQ National Market ("NASDAQ"), the per share value of such consideration shall be equal to the closing price per share listed on such national securities exchange or NASDAQ on the date such transaction is consummated and (ii) if the consideration received by Childs, Acquiror or such Affiliates shall be in a form other than securities, the per share value shall be determined in good faith as of the date such transaction is consummated by Childs and the Securityholders, or, if Childs and the Securityholders cannot reach agreement, by a nationally recognized investment banking firm reasonably acceptable to the parties. In determining the fair market value of the aggregate consideration received or to be received by a Securityholder in connection with a Topping Fee Event, all relevant factors shall be considered including, without limitation, the nature and timing of the consideration to be paid and the presence of contingent consideration or of contingent liabilities; provided, however, that in any event, if, during the 12 month period following the date of this Agreement, the outstanding shares of Company Common Stock shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the aggregate consideration received or to be received by a Securityholder in connection with a Topping Fee Event shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.


          "Topping Fee Event" means, (a) a direct or indirect sale or other
           -----------------
     disposition by Childs or its Affiliates (other than the Company pursuant to an offering of its shares of Company Common Stock) of shares of Company Common Stock, (b) a merger or consolidation of Company or any of its Subsidiaries with or into another Entity, (c) a sale or other disposition of all or substantially all of the assets of Company and its Subsidiaries (whether in one or more transactions) or (d) any other extraordinary transaction involving Company or any of its Subsidiaries or any of their respective assets, in each case in which Childs or any of its Affiliates (other than the Company pursuant to an initial public offering of its shares of Company Common Stock) receives, cash or non-cash consideration with respect to any of its shares of Company Common Stock, provided that such sale, other disposition, merger, consolidation or other extraordinary transaction is consummated (or a definitive written agreement with respect thereto is entered into) within twelve (12) months after the date of this Agreement.


                                   ARTICLE II
                                   ----------

                    SALE OF SECURITIES AND TERMS OF PAYMENT

          2.1.  The Sale.  (a)  Initial Disposition.  Upon the terms and subject
                --------        -------------------
to the conditions of this Agreement, on the date hereof the Securityholders will sell, assign, transfer and deliver to Acquiror, and Acquiror will accept and purchase from Securityholders (the "Initial Disposition"), 1,048,214 aggregate shares of Company Common Stock (the "Initial Disposition Shares"). The number of Initial Disposition Shares to be sold by each of the Securityholders on the date hereof is set forth opposite such Securityholder's name in Schedule A to this Agreement under the column "Number of Initial Disposition Shares".

          (b)  Second Disposition. Upon the terms and subject to the conditions
               ------------------
of this Agreement, on the Second Disposition Effective Date (as hereinafter defined) the Securityholders will sell, assign, transfer and deliver to Acquiror, and Acquiror will accept and purchase from the Securityholders (the "Second Disposition"), (i) 5,783,515 shares of Company Common Stock, and (ii) the Common Stock Purchase Warrant No. 1 (the "Warrant") issued on October 5, 1994 (collectively, the "Second Disposition Shares"; and together with the Initial Disposition Shares, the "Disposition Shares"). The number of Second Disposition Shares to be sold by each of the Securityholders on the Second Disposition Effective Date is set forth opposite such Securityholder's name on Schedule A to this Agreement under the column "Number of Second Disposition Shares".

          2.2.  Purchase Price; Manner of Payment.  Upon the terms and subject
                ---------------------------------
to the conditions contained in this Agreement, in reliance upon the representations, warranties and agreements of the Securityholders contained herein, and in consideration of the Initial Disposition and the Second
Disposition:

          (a) On the date hereof Acquiror will pay or cause to be paid to each Securityholder, in the form of a bank check or certified check payable to the order of such Securityholder, an amount equal to the product of (x) $14.00 times
(y) the number of Initial Disposition Shares to be sold by such Securityholder (the "Initial Purchase Price"); and

          (b) On the Second Disposition Effective Date, Acquiror will pay or cause to be paid to each Securityholder, in immediately available funds by wire transfer to bank accounts designated three (3) business days in advance by each of the Securityholders or in the form of a bank check or certified check payable to each of the Securityholders, an amount equal to (i) in the case of Second Disposition Shares which are shares of Company Common Stock, the product of (x) $14.00 times (y) the number of Second Disposition Shares to be sold by such Securityholder, and (ii) in the case of Second Disposition Shares which are Company Option Securities, a cash payment equal to the product of (x) the number of shares of Company Common Stock subject to such Company Option Security and
(y) the excess, if any, of $14.00 over the per share exercise price of the Company Option Security (the "Second Disposition Price" and, together with the Initial Purchase Price, the "Aggregate Purchase Price").

          2.3  Delivery of Stock Certificates. (a) In consideration for the
               ------------------------------
Initial Purchase Price, each Securityholder shall deliver to Acquiror on the date hereof a certificate or certificates representing all of the Initial Disposition Shares owned by such Securityholder which certificates shall name Acquiror as the owner of such Initial Disposition Shares.

          (b) In consideration for the Second Disposition Price, each Securityholder shall deliver to the Acquiror on the Second Disposition Effective Date a certificate or certificates representing all of the Second Disposition Shares owned by such Securityholder together with stock powers duly executed and endorsed in blank and the Warrant.


                                  Article III
                                  -----------

                          THE SECOND DISPOSITION CLOSING


          3.1 Time and Place of Closing.  Upon the terms and subject to the
              -------------------------
conditions contained in this Agreement, the closing of the Second Disposition (the "Second Disposition Closing") will take place at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017 at 10:00 a.m. on the first business day following the date on which all of the conditions to each party's obligations hereunder set forth in Article VI hereof have been satisfied or waived, or such other place or time or both as the parties may agree; provided however, that in no event will the Second Disposition Closing occur on or before December 16, 1996. The date and time on which the Second Disposition Closing actually occurs and the transactions contemplated in connection therewith become effective is hereinafter referred to as the "Second Disposition Effective Date".


                                   ARTICLE IV
                                   ----------

                         REPRESENTATIONS AND WARRANTIES
                             OF THE SECURITYHOLDERS

          4.1  Representations and Warranties of the Securityholders.  Each
               -----------------------------------------------------
Securityholder represents and warrants, severally but not jointly, to Childs and Acquiror as follows:

          (a) Ownership of Company Securities.  Such Securityholder is the
              -------------------------------
beneficial owner of the shares of Company Common Stock, Company Convertible Securities and/or Company Option Securities set forth opposite such Securityholder's name on Schedule A, free and clear of all Encumbrances. There
                         ----------
are no rights, agreements, arrangements or commitments of any character to which such Securityholder is a party relating to the pledge, disposition or voting of any shares of capital stock of Company or any of its Subsidiaries that are owned by such Securityholder or which may be issued to such Securityholder upon a conversion of Company Convertible Securities or exercise of Company Option Securities, and there are no voting trusts or voting agreements with respect to any of such shares or securities. The shares of Company Common Stock and Company Convertible Securities or Company Option Securities set forth opposite such Securityholder's name on Schedule A constitute all of the outstanding
                              ----------
shares of capital stock of Company and all Company Convertible Securities and Company Option Securities owned beneficially or of record by such Securityholder and, except as disclosed in Schedule A, such Securityholder does not own
                            ----------
beneficially or of record any other capital stock of Company or Company Convertible Securities or Company Option Securities.

          (b) Authority to Execute and Perform Agreements.  Such Securityholder
              -------------------------------------------
has the full legal right and power and all authority required to enter into, execute and deliver this

Agreement and to perform fully such Securityholder's obligations hereunder. The execution and delivery of this Agreement by such Securityholder have been duly authorized by all requisite organizational action, if any, on the part of such Securityholder. This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of such Securityholder enforceable against such Securityholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect generally affecting creditors' rights or by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          (c)  No Conflicts; Consents.
               ----------------------

               (i) The execution and delivery by such Securityholder of this Agreement do not, and the consummation of the transactions contemplated hereby will not, (A) conflict with or result in any violation of or default (with or without notice or lapse of time or both) under (I) the Organic Documents of such Securityholder, (II) any Contractual Obligation or Private Authorization of such Securityholder, (III) any Applicable Law or
     (B) create or give rise to any Encumbrance on any of the shares of Company Common Stock, Company Convertible Securities or Company Option Securities set forth opposite such Securityholder's name on Schedule A.
                                                      ----------

               (ii) Except for compliance with and filings under the HSR Act and compliance with the provisions of Section 203 of the DGCL, no Governmental Authorizations or Private Authorizations are required to be obtained or made by such Securityholder in connection with the execution and delivery by such Securityholder of this Agreement or the consummation of the transactions contemplated hereby.

          (d) Information Supplied.  None of the information specifically
              --------------------
supplied or to be supplied by such Securityholder with respect to such Securityholder for inclusion or incorporation by reference in the Proxy Statement or Schedule 13E-3 will, at the date such documents are first published, sent or given to the stockholders of Company, at the time of the Company Stockholders Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          4.2  Representations and Warranties of Childs and Acquiror.  Each of
               -----------------------------------------------------
Childs and Acquiror represents and warrants to the Securityholders:

          (a) Authority to Execute and Perform Agreements.  Each of Childs and
              -------------------------------------------
Acquiror has the full legal right and power and all authority required to enter into, execute and deliver this Agreement and to perform fully their obligations hereunder. The execution and delivery of this Agreement by Childs and Acquiror has been duly authorized by all requisite organizational action, if any, on the part of each of Childs and Acquiror. This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of each of Childs and Acquiror enforceable against each of Childs and Acquiror in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect generally affecting creditors' rights or by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          (b)  No Conflicts; Consents.
               ----------------------

          (i) The execution and delivery by each of Childs and Acquiror of this Agreement do not, and the consummation of the transactions contemplated hereby and by the Merger Agreement will not, conflict with or result in any violation of or default (with or without notice or lapse of time or both) under (A) the Organic Documents of such person, (B) any Contractual Obligation or Private Authorization of such person or (C) any Applicable Law.

          (ii) Except for compliance with and filings under the HSR Act and compliance with the provisions of Section 203 of DGCL, no Governmental Authorizations or Private Authorizations are required to be obtained or made by such Securityholder in connection with the execution and delivery by such Securityholder of this Agreement or the consummation of the transactions contemplated hereby or by the Merger Agreement.

          (c)  Financing. Acquiror Parent or Acquiror (as the case may be) has
               ---------
all funds, or appropriate commitments for funds (complete copies of which have been provided to Company), necessary for the purchase of all outstanding shares of Company Common Stock and Company Option Securities held by the
Securityholders pursuant to this Agreement.

          (d)  Purchase from Affiliate; Restrictions on Transfer.  (i) Childs
               -------------------------------------------------
and Acquiror acknowledge that Securityholders are "affiliates" of Company and, accordingly, any shares of Company Common Stock, Company Convertible Securities and Company Option Securities acquired hereunder will be "restricted securities" within the meaning of Rule 144 under the Securities Act and the certificates evidencing any such securities will bear a legend thereon regarding restrictions on resale.

          (ii) Acquiror is purchasing the Disposition Shares (as defined in Section 2.1 hereof) for its own account and not with a view to, or for resale in connection with, the distribution thereof in violation of the Securities Act.

          (iii) Each of Childs and Acquiror has such knowledge and experience in financing and business matters so as to be capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and to bear the economic risk of such investment for a long period of time. Childs is an "accredited investor" as that term is defined in Regulation D under the Securities Act.

          (iv) Each of Childs and Acquiror have made its own inquiry and investigation into, and based thereon will have formed an independent judgment concerning, the business, assets, financial condition, results of operations and liabilities of Company and its Subsidiaries. In connection with such inquiry and investigation, Childs and Acquiror have received certain estimates, projections, forecasts, plans and budgets and other forward-looking information, and Childs and Acquiror acknowledge that (i) there are uncertainties inherent in the preparation of any such information and they have taken and will take full responsibility for making their own evaluation of the accuracy, adequacy and reliability of all such estimates, projections, forecasts, plans, budgets and other forward-looking information, and (ii) the Securityholders have not made, and are not hereby making, any representation or warranty with respect to such information or otherwise relating to the business, assets, financial condition, results of operations or liabilities of Company and its Subsidiaries.

                                   ARTICLE V
                                   ---------

                                   COVENANTS

          5.1  No Disposition of Securities.  Each Securityholder agrees that
               ----------------------------
such Securityholder shall not, except pursuant to this Agreement, sell, transfer, pledge, hypothecate, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, hypothecation, encumbrance or other disposition of, any of or any interest in any of the shares of Company Common Stock, Company Convertible Securities or Company Option Securities, or shares of Company Common Stock issuable upon conversion of any such Company Convertible Securities or exercise of any such Company Option Securities, set forth opposite such Securityholder's name on Schedule A. Each Securityholder agrees that (a) the
                         ----------
certificates representing the shares of Company Common Stock and Company Convertible Securities and Company Option Securities owned by such Securityholder shall bear a legend indicating that such shares or securities, as the case may be, are subject to this Agreement, which legend may be removed upon termination of this Agreement, (b) any attempted or purported transfer of Company Common Stock, Company Convertible Securities or Company Option Securities in violation of this Section 5.1 shall be null and void and without effect, and (c) Company shall not be required to enter in its stock or other records, or reflect, recognize or give effect to for any purpose, any transfer of securities of Company in violation of this Agreement.

          5.2  Voting Arrangements.  Each Securityholder agrees that, except
               -------------------
pursuant to this Agreement, it shall not grant any proxies, deposit any shares of Company Common Stock into a voting trust or enter into any voting agreement with respect to any shares of Company Common Stock now owned beneficially or of record by such Securityholder, other than proxies to vote such shares at any annual or special meeting of stockholders of Company on matters unrelated to the matters set forth in Section 7.1 hereof.

          5.3  Satisfaction of Conditions to the Merger.  Each Securityholder
               ----------------------------------------
agrees that, subject to the fiduciary duty of any of its Representatives (as hereinafter defined) serving as a director of Company, such Securityholder, in its capacity as such, shall assist and cooperate with the parties to the Merger Agreement in doing all things necessary, proper or advisable under Applicable Laws as promptly as practicable to consummate and make effective the Merger and the other transactions contemplated by the Merger Agreement. Each Securityholder agrees that it shall not take any action that would or is reasonably likely to result in any of its representations and warranties set forth in this Agreement being untrue as of the date made.

          5.4  No Solicitation.  Each Securityholder agrees that such
               ---------------
Securityholder shall not, nor shall it authorize or permit any of its partners, officers, affiliates, employees, agents, investment bankers, attorneys, financial advisors or other representatives (collectively, "Representatives")
                                                            ---------------
to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information or assistance) or take other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, an Acquisition Proposal from any Person other than Childs, Acquiror Parent and Acquiror, or engage in any discussions or negotiations relating thereto or in furtherance thereof or accept or enter into any agreement with respect to any Acquisition Proposal; provided, however, that,
                                          --------  -------
notwithstanding any other provision of this Agreement, if a Representative of such Securityholder is a director of Company, such Representative may take any action in such Person's capacity as a director that the Board of Directors of Company would be permitted to take in accordance with Section 4.5 and Section
4.8 of the Merger Agreement. Subject to the foregoing, such Securityholder shall immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by such Securityholder or any of its Representatives with respect to any of the foregoing.

          5.5  Topping Fee.  In the event that any Topping Fee Event shall
               -----------
occur, Childs shall pay to the Securityholders any Topping Fee due to the Securityholders in connection with such Topping Fee Event. Payment of such Topping Fee to the Securityholders shall be due immediately following the consummation of the related Topping Fee Event and shall be payable in immediately available funds by wire transfer to accounts designated in writing by the Securityholders.

          5.6  Prepayment of Company Convertible Securities.  Each
               --------------------------------------------
Securityholder hereby consents and agrees, notwithstanding any term, provision or condition contained in any Company Convertible Securities to the contrary, to the prepayment by Company on the Second Disposition Effective Date of all of the outstanding principal, together with all accrued and unpaid interest thereon, of the Company Convertible Securities now or hereafter owned beneficially or of record by such Securityholder, and waives any and all provisions and requirements under such Company Convertible Securities for the payment of any prepayment penalty, premium or similar amount in connection with any such prepayment. Each Securityholder acknowledges and agrees that such prepayment shall constitute payment in full and satisfaction of each such Company Convertible Security so prepaid, and agrees to surrender each such Company Convertible Security to Company on the Second Disposition Effective Date against such prepayment.

          5.6  Cooperation.  Each of the parties hereto shall use reasonable
               -----------
efforts or take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Applicable Laws to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts to obtain all necessary or appropriate waivers, consents and approvals, to effect all necessary filings and submissions, including without limitation filings under the HSR Act.


                                   ARTICLE VI
                                   ----------

                               CLOSING CONDITIONS

          6.1  Conditions to Obligations of Securityholders, Childs and
               --------------------------------------------------------
Acquiror. The respective obligations of the Securityholders, Childs and Acquiror to effect the Second Disposition shall be subject to the satisfaction or waiver (subject to Applicable Law) of the following conditions on or prior to the Second Disposition Closing Date:

          (a)  No Change in Law; No Opposition.  No Authority shall have
               -------------------------------
enacted, issued, promulgated, enforced or entered any law, order, executive order, stay, decree, judgment, injunction or other order or statute, rule or regulation which is in effect and which has the effect of making the acquisition of shares of Company Common Stock by Childs, Acquiror Parent or Acquiror or any Affiliate of any of them illegal or otherwise preventing or prohibiting consummation of the transactions contemplated hereby or by the Merger Agreement.

          (b)  HSR Act.  The filing and waiting period requirements under the
               -------
HSR Act relating to the consummation of the Second Disposition shall have expired or been terminated.

          6.2  Conditions to Obligations of Childs and Acquiror. The obligations
               ------------------------------------------------
of Acquiror and Childs to effect the Second Disposition shall be further subject to the fulfillment at or prior to the Second Disposition Effective Date of the following conditions, any one or more of which may be waived by Acquiror or
Childs:

          (a) The Securityholders shall be in compliance in all material respects with the agreements contained in this Agreement required to be performed and complied with by them as of the Second Disposition Effective Date, and the representations and warranties of Securityholders set forth in this Agreement shall be true and correct in all material respects (without giving effect to any qualifications as to materiality contained in any such representation) as of the date of this Agreement and as of the Second Disposition Closing Date as though made at and as of the Second Disposition Closing Date, and Childs and Acquiror shall have received certificates to that effect signed by each Securityholder.

          (b) Company shall be in compliance in all material respects with the agreements contained in the Merger Agreement required to be performed and complied with by it as of the Second Disposition Effective Date, and the representations and warranties of Company set forth in the Merger Agreement shall be true and correct in all material respects (without giving effect to any qualifications as to materiality contained in any such representation) as of the date of the Merger Agreement and as of the Second Disposition Closing Date as though made at and as of the Second Disposition Closing Date, and Childs and Acquiror shall have received certificates to that effect signed by the Company.

          (c) Board Resignation.  If requested by Childs, each Securityholder
              -----------------
shall have caused the persons on the Board of Directors of Company who are designees of such Securityholders to resign from their positions on the Board of Directors of Company effective as of the Second Disposition Effective Date.

          (d)  No Material Adverse Change.  There shall not have occurred any
               --------------------------
event or change in circumstances involving Company or any of its Subsidiaries that, individually or when taken together with all other such events or changes in circumstances, is or is reasonably likely to be materially adverse to the business, operations, properties, financial condition or results of operations of Company and its Subsidiaries taken as a whole, or does or is reasonably likely to delay or prevent the consummation of the transactions contemplated by this Agreement or the Merger Agreement.

          (e)  Consents.   Company shall have obtained consents to the
               --------
assignment and continuation of all Contractual Obligations which, in the judgment of Childs, require such consents, provided, that this condition shall
                                           --------
be deemed satisfied with respect to landlords' consents and other consents and approvals relating to the ownership and operation of the Company's and its Subsidiaries' stores if all such consents and approvals are obtained with respect to stores whose annual store level cash contribution in the year ended November 2, 1996 aggregated at least 90% of the consolidated store level cash contribution of the Company and its Subsidiaries for such year.

          (f)  Affiliate Transactions.   Each of the Contractual Obligations
               ----------------------
between (a) the Company or any of its Subsidiaries and (b) the Securityholders or Butler Capital Corporation, or their respective Affiliates, officers, directors, employees, agents, partners, or stockholders shall have been terminated (except for any agreements relating to the purchase of inventory from entities controlled by Butler Capital Corporation).

          (g)  Financing.  The closings of the financings described in each of
               ---------
the commitment letters, dated November 26, 1996, of Fleet National Bank and NationsBank, N.A. sufficient to provide funds to consummate the Second Disposition shall have taken place.

          6.3   Conditions to Obligations of the Securityholders. The
                ------------------------------------------------
obligations of the Securityholders to effect the Second Disposition shall be further subject to the fulfillment at or prior to the Second Disposition Effective Date of the following conditions, any one or more of which may be waived by the Securityholders:

          (a) Childs and Acquiror shall be in compliance in all material respects with the agreements contained in this Agreement required to be performed and complied with by them as of the Second Disposition Effective Date, and the representations and warranties of Childs and Acquiror set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Second Disposition Closing Date as though made at and as of the Second Disposition Closing Date, and the Securityholders shall have received certificates to that effect signed by Childs, Acquiror Parent and Acquiror.

          (b) Childs, Acquiror Parent and Acquiror shall be in compliance in all material respects with the agreements contained in the Merger Agreement required to be performed and complied with by them as of the Second Disposition Closing Date, and the representations and warranties of Childs, Acquiror Parent and Acquiror set forth in the Merger Agreement shall be true and correct in all material respects (without giving effect to any qualifications as to materiality contained in any such representation) as of the date of the Merger Agreement and as of the Second Disposition Closing Date as though made at and as of the Second Disposition Closing Date, and Company shall have received certificates to that effect signed by Childs, Acquiror Parent and Acquiror.


                                  ARTICLE VII
                                  -----------

                                     PROXY;
                                WAIVER OF RIGHTS

          7.1  Proxy.  (a)  Each Securityholder hereby agrees that, during the
               -----
term of this Agreement, at any meeting of the stockholders of Company, however called, and at every adjournment thereof, and in any action by written consent of the stockholders of Company, to (i) vote all of the shares of Company Common Stock then owned by such Securityholder in favor of the adoption of the Merger Agreement as in effect on the date hereof (as such agreement may be amended (A) as contemplated by Section 8.3 of the Merger Agreement or (B) with the consent of such Securityholder) and each of the other transactions contemplated thereby and any action required in furtherance thereof, (ii) vote such shares against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of Company under the Merger Agreement, and (iii) vote such shares against any Acquisition Proposal or any other action or agreement that, directly or indirectly, is inconsistent with or that would, or is reasonably likely to, directly or indirectly, impede, interfere with or attempt to discourage the Merger or any other transaction contemplated by the Merger Agreement, including but not limited to (I) any extraordinary corporate transaction (other than the Merger on the terms set forth in the Merger Agreement), such as a merger, consolidation, business combination, reorganization, recapitalization or liquidation involving Company or any of its Subsidiaries, (II) a sale or transfer of a material amount of assets of Company or any of its Subsidiaries, (III) any redemption of securities of Company or any of its Subsidiaries, or (IV) any material change in Company's capitalization, corporate structure or business; provided, however,
                                                           --------  -------
that, if a Representative of such Securityholder is a director of Company, nothing herein shall be construed to obligate such Representative to act in such Representative's capacity as a director in any manner which conflicts with such Person's fiduciary duties as a director of Company.

          (b) In furtherance of the foregoing, (i) each Securityholder hereby appoints Childs and the proper officers of Childs and its general partners, and each of them, with full power of substitution in the premises, its proxies to vote all such Securityholder's shares of Company Common Stock now or hereafter owned beneficially or of record by such Securityholder at any meeting, general or special, of the stockholders of Company, and to execute one or more written consents or other instruments from time to time in order to take such action without the necessity of a meeting of the stockholders of Company, in accordance with the provisions of the preceding paragraph and (ii) Childs hereby agrees to vote such shares or execute written consents or other instruments in accordance with the provisions of the preceding paragraph.

          (c) The proxy and power of attorney granted herein shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest and shall revoke all prior proxies granted by such Securityholder. Such Securityholder shall not grant any proxy to any person which conflicts with the proxy granted herein, and any attempt to do so shall be void. The power of attorney granted herein is a durable power of attorney and shall survive the disability or incompetence of such Securityholder.

          7.2  Waiver of Appraisal Rights.  Each Securityholder hereby waives
               --------------------------
its rights to appraisal under Section 262 of the Delaware General Corporation Law with respect to any shares of Company Common Stock owned by it or issuable to it in connection with the transactions contemplated by the Merger Agreement.

          7.3  Waiver of Certain Rights.  Each Securityholder hereby waives and
               ------------------------
agrees not to assert any claims or rights it may have against any director of Company in respect of approval or adoption of the Merger Agreement or the consummation of the Merger or the other transactions contemplated thereby.

                                 ARTICLE VIII
                                 ------------

                                 MISCELLANEOUS

          8.1  Termination.  This Agreement may be terminated at any time prior
               -----------
to the Second Disposition Effective Date:

          (a) by mutual consent of each of the Securityholders and Childs and Acquiror;

          (b)  by the Securityholders or Childs or Acquiror at any time after
(i) January 31, 1997 or (ii) February 28, 1997, if on January 31, 1997, the Second Disposition shall not have been consummated solely because a decree, ruling, injunction or order against the consummation of the Second Disposition pursuant to any antitrust law shall be outstanding or any waiting period applicable to the Second Disposition under the HSR Act shall not have terminated or expired, (in the case of either (i) or (ii), other than due to the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Second Disposition Effective Date);

          (c) by Childs or Acquiror, if there has been a material violation or breach by the Securityholders of any agreement, representation or warranty contained in this Agreement which has rendered the satisfaction of any condition to the obligations of Childs and Acquiror impossible and such violation or breach has not been waived by Childs and Acquiror; or

          (d) by the Securityholders, if there has been a material violation or breach by Childs or Acquiror of any agreement, representation or warranty contained in this Agreement which has rendered the satisfaction of any condition to the obligations of the Securityholders impossible and such violation or breach has not been waived by the Securityholders.

          8.2  Amendment.  This Agreement may be amended only by a written
               ---------
instrument executed by the parties or their respective successors or assigns.

          8.3  Notices.  All notices, requests, claims, demands and other
               -------
communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, facsimile, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.3):

          If to Childs or Acquiror, at the addresses and to the Persons (including the copies) set forth in the Merger Agreement; and

          If to any of the Securityholders to:

               Butler Capital Corporation
               767 Fifth Avenue, 6th Floor
               New York, New York  10153
               Facsimile:  (212) 758-2514
               Attention:  Gilbert E. Butler

               With a copy to:

                    David C. Chapin, Esq.
                    Ropes & Gray
                    One International Place
                    Boston, Massachusetts  02110
                    Facsimile:  (617) 951-7050

          8.4  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts and each counterpart shall be deemed to be an original, but all of which shall constitute one and the same original.

          8.5  Applicable Law.  This Agreement shall be governed by, and
               --------------
construed in accordance with, the laws of the State of Delaware without reference to choice of law principles, including all matters of construction, validity and performance.

          8.6  Severability; Enforcement.  The invalidity of any portion hereof
               -------------------------
shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each party agrees that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

          8.7  Further Assurances.  Each party hereto shall execute and deliver
               ------------------
such additional documents as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

          8.8  Parties in Interest; Assignment.  Neither this Agreement nor any
               -------------------------------
of the rights, interest or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.

          8.9  Entire Agreement.  This Agreement and the Merger Agreement
               ----------------
contain the entire understanding of the parties hereto and thereto with respect to the subject matter contained herein and therein, and supersede and cancel all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter. There are no restrictions, promises, representations, warranties, agreements or undertakings of any party hereto or to the Merger Agreement with respect to the transactions contemplated by this Agreement and the Merger Agreement other than those set forth herein or therein or made hereunder or thereunder.

          8.10 Specific Performance.  The parties hereto agree that the remedy
               --------------------
at law for any breach of this Agreement will be inadequate and that any party by whom this Agreement is enforceable shall be entitled to specific performance or injunctive relief in addition to any other appropriate relief or remedy. Such party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive relief or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief or any requirement for the posting of a bond or other collateral in connection therewith.

          8.11 Headings; References.  The section and paragraph headings
               --------------------
contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references herein to "Sections" or "Exhibits" shall be deemed to be references to Articles or Sections hereof or Exhibits hereto unless otherwise indicated.

          8.12  Limited Liability of Partners.  Notwithstanding any other
                -----------------------------
provision of this Agreement, neither the general partner nor the limited partners, nor any future general or limited partner of any Securityholder, shall have any personal liability for performance of any obligation of such Securityholder under this Agreement.

                  [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered as of the day and year first above written.

                           CHILDS:
                           ------

                              J.W. CHILDS EQUITY PARTNERS, L.P.

                              By: J.W. CHILDS ADVISORS, L.P.,
                                   its general partner

                              By: J.W. CHILDS ASSOCIATES, L.P.,
                                   its general partner

                              By: J.W. CHILDS ASSOCIATES, INC.,
                                   its general partner


                              By:___________________________
                                   Name:
                                   Title:


                           ACQUIROR:
                           --------

                              JWC ACQUISITION I, INC.


                              By:_____________________________
                                   Name:
                                   Title:


                           SECURITYHOLDERS:
                           ---------------

                              MEZZANINE LENDING ASSOCIATES I, L.P.

                              By: MEZZANINE LENDING MANAGEMENT I, its
                                   General Partner

                              By:___________________________
                                   Name:
                                   Title:

                              MEZZANINE LENDING ASSOCIATES II, L.P.

                              By: MEZZANINE LENDING MANAGEMENT II,
                                   its General Partner

                              By:___________________________
                                   Name:
                                   Title:


                              MEZZANINE LENDING ASSOCIATES III, L.P.

                              By: MEZZANINE LENDING MANAGEMENT III,
                                   its General Partner

                              By:__________________________
                                   Name:
                                   Title:


                              SENIOR LENDING ASSOCIATES I, L.P.

                              By: SENIOR LENDING MANAGEMENT I,
                                   its General Partner

                              By:___________________________
                                   Name:
                                   Title:


                              BCC INDUSTRIAL SERVICES, INC.


                              By:______________________________
                                   Name:
                                   Title:

     Central Tractor Farm & Country, Inc., a Delaware corporation ("Company")
                                                                    -------
hereby consents to the foregoing Securities Purchase Agreement. Company hereby waives any and all transfer restrictions applicable to any and all Company Common Stock, Company Convertible Securities and Company Option Securities held by any of the Securityholders in connection with the transfer thereof to Childs or Acquiror pursuant to the Initial Disposition or the Second Disposition (as defined in the foregoing Securities Purchase Agreement), including without limitation the provisions of Sections 10 and 11 of the Exchange Agreement, dated as of October 14, 1994, by and among Company, the Securityholders and certain other parties named therein.

                              CENTRAL TRACTOR FARM & COUNTRY, INC.


                              By:______________________________
                                   Name:
                                   Title:




                              Number of Shares                               Company                                  Number of
                                     of                                       Option                                   Second
Name and Address of            Company Common     Company Convertible       Securities       Number of Initial       Disposition
 Securityholder                 Stock Owned        Securities Owned           Owned         Disposition Shares         Shares
--------------                 ------------       -----------------          -------        ------------------        --------

Mezzanine Lending                 562,296        $1,225,510 principal           0                 86,275                476,021
 Associates I, L.P.                              amount of Company's
c/o Butler Capital                               7% Convertible
      Corporation                                Subordinated Notes
767 Fifth Avenue                                 due 2002, which are
6th Floor                                        convertible into
New York, NY 10153                               63,252 shares of
                                                 Company Common Stock
                                                 at any time at a
                                                 conversion price of
                                                 $19.375 per share


Mezzanine Lending              4,102,746        $8,941,799 principal             0               629,497            3,473,249
 Associates II, L.P.                             amount of Company's
c/o Butler Capital                               7% Convertible
      Corporation                                Subordinated Notes
767 Fifth Avenue                                 due 2002, which are
6th Floor                                        convertible into
New York, NY 10153                               461,512 shares of
                                                 Company Common Stock
                                                 at any time at a
                                                 conversion price of
                                                 $19.375 per share






Mezzanine Lending            1,161,393           $5,832,691 principal                    0              178,196              983,197

 Associates III, L.P.                            amount of Company's
c/o Butler Capital                               7% Convertible
      Corporation                                Subordinated Notes
767 Fifth Avenue                                 due 2002, which are
6th Floor                                        convertible into
New York, NY 10153                               301,042 shares of
                                                 Company Common Stock
                                                 at any time at a
                                                 conversion price of
                                                 $19.375 per share


                              Number of Shares                               Company                                  Number of
                                     of                                       Option                                   Second
Name and Address of            Company Common     Company Convertible       Securities       Number of Initial       Disposition
 Securityholder                 Stock Owned        Securities Owned           Owned         Disposition Shares         Shares
--------------                 ------------       -----------------          -------        ------------------        --------
Senior Lending Associates,     1,005,294              0                         0              154,246                 851,048
 L.P.
c/o Butler Capital
      Corporation
767 Fifth Avenue
 6th Floor
New York, NY 10153
BCC Industrial Services,             0                 0                230,523 shares                        0  230,523 shares
   Inc.                                                                 issuable at a per                        issuable at a per
c/o Butler Capital                                                      share price of                           share price of
      Corporation                                                       $3.59 upon the                           $3.59 upon the
767 Fifth Avenue                                                        exercise of a                            exercise of a
6th Floor                                                               Common Stock                             Common Stock
New York, NY 10153                                                      Purchase Warrant                         Purchase Warrant
                                                                        No. 1 issued by                          No. 1 issued by
                                                                        Company on                               Company on October
                                                                        October 5, 1994                          5, 1994






